AGREEMENT AND PLAN OF MERGER

                                      Among

                           UNION CARBIDE CORPORATION,

                            THE DOW CHEMICAL COMPANY

                                       and

                               TRANSITION SUB INC.

                           Dated as of August 3, 1999


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                                TABLE OF CONTENTS


                                    ARTICLE I

                       The Merger; Closing; Effective Time

1.1.  The Merger...............................................................2

1.2.  Closing..................................................................2

1.3.  Effective Time...........................................................2


                                   ARTICLE II

      Certificate of Incorporation and Bylaws of the Surviving Corporation

2.1.  The Certificate of Incorporation.........................................2
2.2.  The Bylaws...............................................................3


                                   ARTICLE III

                       Officers, Directors and Management

3.1.  Directors of Surviving Corporation.......................................3
3.2.  Officers of Surviving Corporation........................................3
3.3.  Additional Directors of Parent...........................................3


                                   ARTICLE IV

         Effect of the Merger on Capital Stock; Exchange of Certificates

4.1.  Effect on Capital Stock..................................................3
4.2.  Exchange of Certificates for Company Shares..............................4
4.3.  Dissenters' Rights.......................................................7
4.4.  Adjustments to Prevent Dilution..........................................7


                                    ARTICLE V

                         Representations and Warranties

                                        i


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5.1.  Representations and Warranties of the Company, Parent and Merger Sub.....8


                                   ARTICLE VI

                                    Covenants

6.1.  Interim Operations......................................................23
6.2.  Acquisition Proposals...................................................27
6.3.  Information Supplied....................................................28
6.4.  Shareholders Meeting....................................................29
6.5.  Filings; Other Actions; Notification....................................29
6.6.  Access; Consultation....................................................32
6.7.  Affiliates..............................................................32
6.8.  Stock Exchange Listing and De-listing...................................33
6.9.  Publicity...............................................................33
6.10. Benefits................................................................33
6.11. Expenses................................................................36
6.12. Indemnification; Directors' and Officers' Insurance.....................36
6.13. Takeover Statute........................................................38
6.14. Dividends...............................................................38
6.15. Confidentiality.........................................................38
6.16. Tax-Free Reorganization.................................................38


                                   ARTICLE VII

                                   Conditions

7.1.  Conditions to Each Party's Obligation to Effect the Merger..............39
7.2.  Conditions to Obligations of Parent and Merger Sub......................40
7.3.  Conditions to Obligation of the Company.................................40


                                  ARTICLE VIII

                                   Termination

8.1.  Termination by Mutual Consent...........................................41
8.2.  Termination by Either Parent or the Company.............................41
8.3.  Termination by the Company..............................................42
8.4.  Termination by Parent...................................................42



                                       ii


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8.5.  Effect of Termination and Abandonment...................................43


                                   ARTICLE IX

                            Miscellaneous and General

9.1.  Survival................................................................44
9.2.  Modification or Amendment...............................................44
9.3.  Waiver of Conditions....................................................44
9.4.  Counterparts............................................................44
9.5.  Governing Law and Venue; Waiver of Jury Trial...........................45
9.6.  Notices.................................................................45
9.7.  Entire Agreement........................................................47
9.8.  No Third Party Beneficiaries............................................47
9.9.  Obligations of Parent and of the Company................................47
9.10. Severability............................................................48
9.11. Interpretation..........................................................48
9.12. Assignment..............................................................48


                                    EXHIBITS

Exhibit A.................................................Stock Option Agreement
Exhibit B.....................................Form of Company Affiliate's Letter
Exhibit C......................................Form of Parent Affiliate's Letter

                                       iii


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                             INDEX OF DEFINED TERMS

Term                                                                     Section
----                                                                     -------
Acquisition Proposal......................................................6.2(a)
Agreement...............................................................preamble
APB No. 16..............................................................recitals
Audit Date................................................................5.1(f)
Bankruptcy and Equity Exception........................................5.1(c)(i)
Bylaws.......................................................................2.2
Certificate...............................................................4.1(a)
Certificates of Merger.......................................................1.3
Change Date..............................................................6.10(f)
Charter......................................................................2.1
Charter and Bylaw Provisions..............................................5.1(j)
Closing......................................................................1.2
Closing Date.................................................................1.2
Code....................................................................recitals
Company.................................................................preamble
Company Affiliate's Letter...................................................6.7
Company Disclosure Letter....................................................5.1
Company Employee.........................................................6.10(i)
Company IP Rights.........................................................5.1(q)
Company Option........................................................6.10(a)(i)
Company Preferred Shares...............................................5.1(b)(i)
Company Representatives...................................................6.2(a)
Company Required Consents............................................5.1(d)(iii)
Company Required Filings...............................................5.1(d)(i)
Company Requisite Vote.................................................5.1(c)(i)
Company Share.............................................................4.1(a)
Company Shares............................................................4.1(a)
Company Stock Plans....................................................5.1(b)(i)
Compensation and Benefit Plans.........................................5.1(h)(i)
Competition Laws.......................................................5.1(d)(i)
Computer Systems..........................................................5.1(r)
Confidentiality Agreement...................................................6.15
Contracts.............................................................5.1(d)(ii)
Costs....................................................................6.12(a)
Current Premium..........................................................6.12(c)
D&O Insurance............................................................6.12(c)
Delaware Courts...........................................................9.5(a)
Disclosure Letter............................................................5.1

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DGCL.........................................................................1.1
Effective Time...............................................................1.3
Environmental Law.........................................................5.1(k)
EPS Plan.................................................................6.10(h)
ERISA..................................................................5.1(h)(i)
ERISA Affiliate........................................................5.1(h)(i)
ESOP......................................................................4.1(a)
Exchange Act...........................................................5.1(b)(i)
Exchange Agent............................................................4.2(a)
Exchange Fund.............................................................4.2(a)
Exchange Ratio............................................................4.1(a)
Excluded Company Shares...................................................4.1(a)
executive officers........................................................5.1(g)
GAAP......................................................................5.1(e)
Governmental Entity....................................................5.1(d)(i)
Hazardous Substance.......................................................5.1(k)
HSR Act................................................................5.1(d)(i)
Indemnified Parties......................................................6.12(a)
IRS...................................................................5.1(h)(ii)
Laws......................................................................5.1(i)
Material Adverse Effect...................................................5.1(a)
Merger..................................................................recitals
Merger Consideration......................................................4.1(a)
Merger Sub..............................................................preamble
NYBCL........................................................................1.1
NYSE.........................................................................6.8
Order.....................................................................7.1(d)
Parent..................................................................preamble
Parent Affiliate's Letter....................................................6.7
Parent Common Stock.......................................................4.1(a)
Parent Companies..........................................................4.1(a)
Parent Disclosure Letter.....................................................5.1
Parent Plan..............................................................6.10(i)
Parent Preferred Shares...............................................5.1(b)(ii)
Parent Required Consents.............................................5.1(d)(iii)
Parent Required Filings................................................5.1(d)(i)
Parent Stock Plans....................................................5.1(b)(ii)
Pension Plan..........................................................5.1(h)(ii)
Person....................................................................4.2(b)
Pooling Affiliates...........................................................6.7
Prospectus/Proxy Statement...................................................6.3
Rabbi Trust...........................................................6.1(a)(iv)

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Registered Parent Shares..................................................4.2(b)
Reports...................................................................5.1(e)
Restricted Share.........................................................6.10(c)
Rights Agreement.......................................................5.1(b)(i)
Rule 145 Affiliates..........................................................6.7
S-4 Registration Statement...................................................6.3
SEC.......................................................................5.1(e)
Securities Act.........................................................5.1(d)(i)
Shareholders Meeting.........................................................6.4
Significant Investees.................................................5.1(d)(ii)
Significant Subsidiaries...............................................5.1(b)(i)
SIP.......................................................................4.1(a)
Stock Option Agreement..................................................recitals
Subsequent Agreement......................................................8.5(b)
Subsequent Transaction....................................................6.5(e)
Subsidiary................................................................5.1(a)
Substitute Option.....................................................6.10(a)(i)
Superior Proposal.........................................................6.2(a)
Substitute Restricted Shares.............................................6.10(c)
Surviving Corporation........................................................1.1
Takeover Statute..........................................................5.1(j)
Tax.......................................................................5.1(m)
Taxes.....................................................................5.1(m)
Taxable...................................................................5.1(m)
Tax Return................................................................5.1(m)
Termination Date.............................................................8.2
Termination Fee...........................................................8.5(b)
Year 2000 Compliance......................................................5.1(r)

                                       vi


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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of August 3, 1999, is among Union Carbide Corporation, a New York corporation (the "Company"), The Dow Chemical Company, a Delaware corporation ("Parent"), and Transition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                                    RECITALS

     WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code;

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests" in accordance with the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board ("APB No. 16"); and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, the Company is entering into a stock option agreement with Parent, substantially in the form of Exhibit A (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase shares of common stock of the Company under the terms and conditions set forth in the Stock Option Agreement; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                       The Merger; Closing; Effective Time

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of New York, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger except as set forth in Article III of this Agreement. The Merger shall have the effects specified in the New York Business Corporation Law, as amended (the "NYBCL") and the Delaware General Corporation Law, as amended (the "DGCL").

     1.2. Closing. The closing of the Merger (the "Closing") shall take place
(i) at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, at 9:00 A.M., local time, on the second business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

     1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause certificates of merger (collectively, the "Certificates of Merger") to be executed, acknowledged and filed with the New York Department of State as provided in Section 904 of the NYBCL and with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificates of Merger have been duly filed with the New York Department of State and with the Secretary of State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificates of Merger in accordance with the NYBCL and the DGCL (the "Effective Time").

                                   ARTICLE II

      Certificate of Incorporation and Bylaws of the Surviving Corporation

     2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable Law, except that (i) Article 3 of the Charter shall be amended to read in its entirety as follows: "3. The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.01 per share."; and (ii)
Article 5 of the Charter shall

                                        2


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be amended to read in its entirety as follows: "5.  The number of directors, their terms and their manner of election shall be fixed by or pursuant to the Bylaws of the Corporation."

     2.2. The Bylaws. The bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable Law.

                                   ARTICLE III

                       Officers, Directors and Management

     3.1. Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

     3.2. Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

     3.3. Additional Directors of Parent. At the Effective Time, two current Company directors shall be appointed as additional members of the board of directors of Parent.

                                   ARTICLE IV

         Effect of the Merger on Capital Stock; Exchange of Certificates

     4.1. Effect on Capital Stock. At the Effective Time, the Merger shall have the following effects on the capital stock of the Company and Merger Sub, without any action on the part of the holder of any capital stock of the Company or Merger Sub:

          (a) Merger Consideration. Each share of Common Stock, $1.00 par value per share, of the Company (each a "Company Share" and together the "Company Shares") issued and outstanding immediately prior to the Effective Time, including Company Shares held under the Company's Savings and Investment Program (the "SIP") and the Company's Employee Stock Ownership Plan (the "ESOP") (but not including Company Shares that are owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") or Company Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held

                                        3


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     on behalf of third parties (collectively, "Excluded Company Shares")), shall be converted into and become exchangeable for 0.537 of a share (the "Exchange Ratio") of Common Stock, par value $2.50 per share, of Parent ("Parent Common Stock"), subject to adjustment as provided in Section 4.4 (the "Merger Consideration"). Parent shall use treasury shares to supply all of the Parent Common Stock that the shareholders of the Company are to receive pursuant to this Agreement. At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Company Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c), in each case without interest.

          (b) Cancellation of Excluded Company Shares. Each Excluded Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c) Conversion of Merger Sub Shares. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

     4.2. Exchange of Certificates for Company Shares.

          (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Company Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 4.1(a) in exchange for Company Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being referred to as the "Exchange Fund").

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          (b) Exchange Procedures. Promptly after the Effective Time, the
     Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a Certificate in respect of Company Shares (other than holders of a Certificate in respect of Excluded Company Shares) (i) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for exchanging the Certificates for
     (A) uncertificated shares of Parent Common Stock registered on the stock transfer books of Parent in the name of such holder ("Registered Parent Shares") or at the election of such holder, certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) Registered Parent Shares or, at the election of such holder, a certificate, in either case representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares determined in accordance with Section 4.2(e) plus (B) any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV. The Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of any Certificate. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, Registered Parent Shares or a certificate, as the case may be, representing the proper number of shares of Parent Common Stock, together with a check for any cash in lieu of fractional shares to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any Registered Parent Shares or any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of Registered Parent Shares or certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

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     The term "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

          (c) Distributions with Respect to Unexchanged Shares; Voting.

          (i) Whenever a dividend or other distribution is declared by Parent in respect of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of such Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the Registered Parent Shares or the certificates, as the case may be, representing whole shares of Parent Common Stock issued in exchange therefor (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Parent Common Stock and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender; provided, however, that no such holder shall be entitled to interest on any amount issued or paid pursuant to (A) or (B) above. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

          (ii) Registered holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders with a record date at or after the Effective Time the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

          (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

          (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Company Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive in lieu thereof an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the closing price of a share of Parent Common Stock, as reported in The

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     Wall Street Journal, New York City edition, on the trading day immediately prior to the Effective Time.

          (f) Termination of Exchange Period; Unclaimed Stock. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remain unclaimed by the shareholders of the Company 180 days after the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to Section 4.1, Section 4.2(c) and Section 4.2(e) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent nor any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by Parent as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue the shares of Parent Common Stock and the Exchange Agent will distribute stock, any cash, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to Section 4.1, Section 4.2(c) and Section 4.2(e), in each case, without interest.

          (h) Affiliates. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any "Pooling Affiliate" (as determined pursuant to Section 6.7) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.7.

     4.3. Dissenters' Rights. In accordance with Section 910 of the NYBCL, no appraisal rights shall be available to holders of Company Shares in connection with the Merger.

     4.4. Adjustments to Prevent Dilution. In the event that prior to the Effective Time, solely as a result of a reclassification, stock split (including a reverse split), or stock dividend or stock distribution, made on a pro rata basis to all holders of stock of the entity making such a stock dividend or stock distribution, there is a change in the number of Company Shares or shares of Parent Common Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable into or exercisable for Company Shares or shares of Parent Common Stock, the Exchange Ratio shall be equitably adjusted to eliminate the effects of such event.

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




                                    ARTICLE V

                         Representations and Warranties

     5.1. Representations and Warranties of the Company, Parent and Merger Sub. Except as set forth or disclosed in (i) the corresponding sections or subsections of the disclosure letter, dated the date of this Agreement, delivered by the Company to Parent or by Parent to the Company (each a "Disclosure Letter," and the "Company Disclosure Letter" and the "Parent Disclosure Letter," respectively), as the case may be, or (ii) in its Reports filed prior to the date of this Agreement, the Company (except for subparagraphs
(b)(ii), (b)(iii), (c)(ii), (f)(ii) and (o)(ii) below and references in subparagraphs (a) and (e) below to documents made available by Parent to the Company) represents and warrants to Parent and Merger Sub, and Parent (except for subparagraphs (b)(i), (c)(i),(f)(i), (h), (j), (k), (n), (o)(i), (p) and (q)
below and references in subparagraphs (a) and (e) below to documents made available by the Company to Parent), on behalf of itself and Merger Sub, represents and warrants to the Company, that:

          (a) Organization, Good Standing and Qualification. Each of it and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it. It has made available to Parent, in the case of the Company, and to the Company, in the case of Parent, a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect.

     The term "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect at least a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned by such party.

     The term "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, assets and liabilities (taken together) or business of such Person and its Subsidiaries, taken as a whole; provided, however, that Material Adverse Effect shall exclude any effect resulting from or related to changes or developments involving (1) a change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (2) general conditions applicable to the United States economy or the economy of regions where such Person has business operations, including changes in interest rates, (3) conditions or effects resulting from the announcement of the existence or terms of this Agreement, (4) conditions affecting the chemical industry in the United States or other areas where such Person has business operations, (5) changes in raw materials or commodity prices, in each case taken as a whole, or (6) a failure of a Person to achieve Year 2000 Compliance as a result of supplier, customer or third party non compliance.

     Reference to "the other party" means, with respect to the Company, Parent, and with respect to Parent, the Company.

          (b) Capital Structure.

               (i) The authorized capital stock of the Company consists of 500,000,000 Company Shares, of which 133,180,727 Company Shares were issued and outstanding and 23,416,643 Company Shares were held in treasury as of the close of business on July 31, 1999, and 25,000,000 shares of Preferred Stock, value $1.00 per share (the "Company Preferred Shares"), none of which were outstanding as of the close of business on the date of this Agreement. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than Company Shares reserved for issuance pursuant to the Rights Agreement dated as of July 26, 1989, as Amended and Restated as of May 27, 1992 and as further amended on December 3, 1996 between the Company and Chase Mellon Shareholder Services, Inc., as successor Rights Agent (the "Rights Agreement"), and Company Shares subject to issuance as set forth below or that are permitted to become subject to issuance pursuant to Section 6.1(a)(iv) or (vii) of this Agreement, the Company has no Company Shares, Company Preferred Shares or other shares of capital stock reserved for or otherwise subject to issuance. As of the date of this Agreement, there were not more than 12,750,000 Company Shares that the Company was obligated to issue pursuant to the Company's stock option plans, each of which are listed in Section 5.1(b)(i) of the Company Disclosure Letter under the heading "Company Stock Option Plans." Each of the outstanding shares of capital stock or other securities of each of the Company's "Significant Subsidiaries" (as defined in Rule 1-02.(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except pursuant to the plans listed in Section 5.1(b)(i) of the Company Disclosure Letter under the heading "Company Stock Plans" (collectively, the "Company Stock Plans"), the Stock Option Agreement or as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. The Company Shares issuable pursuant to the Stock Option Agreement have been duly reserved for issuance by the Company, and upon any issuance of such Company Shares in accordance with the terms of the Stock Option Agreement, such Company Shares will be duly and validly issued and fully paid and nonassessable. No Company Shares are held by a Subsidiary of the Company.

               (ii) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, of which 219,246,242 shares were issued and outstanding and 107,879,612 shares were held in treasury as of the close of business on July 31, 1999, and 250,000,000 shares of Preferred Stock, par value $1.00 per share (the "Parent Preferred Shares"), of which 1,328,526 shares of Series A Parent Preferred Shares were outstanding as of the close of business on July 31, 1999. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Other than Parent Common Stock subject to issuance as set forth below, as of the date of this Agreement, Parent has no shares of Parent Common Stock or Parent Preferred Shares reserved for or subject to issuance. As of July 31, 1999, there were not more than 14,419,613.5 shares of Parent Common Stock that Parent was obligated to issue pursuant to the Parent's stock plans, each of which are listed in Section 5.1(b)(ii) of the Parent Disclosure Letter (collectively, the "Parent Stock Plans"). Each of the outstanding shares of capital stock of each of Parent's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Parent or a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, as of the date of this Agreement there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its

          Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. As of the date of this Agreement, Parent does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

               (iii) The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (A) no other shares of capital stock or other voting securities of Merger Sub, (B) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (C) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (c) Corporate Authority; Approval and Fairness.

               (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and, subject only to adoption of this Agreement by the holders of two-thirds of the outstanding Company Shares (the "Company Requisite Vote"), to consummate the Merger. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of Directors of the Company (A) has approved, by the unanimous vote of all of the directors present and voting at a meeting at which a quorum was present, this Agreement, the Stock Option Agreement and the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and (B) has received the opinion of its financial advisor, Credit Suisse First Boston Corporation, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to holders of Company Shares from a financial point of view.

               (ii) Parent and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and, in the case of Parent, the Stock Option Agreement, and, to consummate the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Without limiting the generality of the foregoing, no vote or approval of the holders of any class of capital stock of Parent is required in order for Parent and Merger Sub to execute, deliver and perform its obligations under this Agreement, to consummate the Merger or to issue Parent Common Stock pursuant to the Merger. The Board of Directors of Parent has unanimously approved this Agreement and the Merger and the other transactions contemplated by this Agreement. The shares of Parent Common Stock issuable to the Company shareholders pursuant to the Agreement are listed on the NYSE and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

          (d) Government Filings; No Violations.

               (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (C) pursuant to the European Community Merger Control Regulation, (D) to comply with state securities or "blue-sky" laws, and (E) to comply with any other relevant Competition Laws (including such laws in Canada and, if necessary, Japan) (such filings and/or notices of Parent being the "Parent Required Filings" and of the Company being the "Company Required Filings"), no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by it and the consummation by it of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it and not reasonably likely to prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

     The term "Competition Laws" includes the HSR Act, the European Community Merger Control Regulation, and any other antitrust or competition Law of the United States, the European Community or any other nation, province, territory or locality which must be satisfied or complied with in order to consummate and make effective the Merger or the other transactions contemplated by this Agreement and the Stock Option Agreement.

               (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by it do not, and the consummation by it of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or bylaws or the comparable governing instruments of any of its Significant Subsidiaries, (B) a breach or violation of, or a default under, the certificate of incorporation or bylaws of any entity in which it has an equity interest of 20% or more (collectively, with Significant Subsidiaries, "Significant Investees"), (C) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its or its Subsidiaries' assets or the assets of any of its Significant Investees (with or without notice, lapse of time or both) pursuant to any agreement, license, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or its Subsidiaries or any of its Significant Investees or any Law or governmental or non-governmental permit or license to which it or its Subsidiaries or any of its Significant Investees is subject or (D) any change in the rights or obligations of any party under any Contracts to which it or its Subsidiaries or its Significant Investees are a party, except, in the case of clauses (B), (C) or (D) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it and not reasonably likely to prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

               (iii) For purposes of this Agreement, the "Company Required Consents" means the consents that are listed in Section 5.1(d)(iii) of the Company Disclosure Letter and the "Parent Required Consents" means the consents that are listed in Section 5.1(d)(iii) of the Parent Disclosure Letter.

          (e) Reports; Financial Statements. It has made available to the other party each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996, including its Annual Report on Form 10-K for the years ended December 31, 1996, December 31, 1997 and December 31, 1998 in the form (including exhibits, annexes, schedules and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date of this Agreement, its "Reports"). As of their respective dates, its Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into its Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of it and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

           (f) Absence of Certain Changes.

               (i) Since December 31, 1998 (the "Audit Date") there has not been
          (w) any change in the financial condition, liabilities and assets (taken together) or business of the Company and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company;
          (x) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company; (y) any declaration, setting aside or payment of any dividend or other distribution in respect of the Company's capital stock, except publicly announced regular quarterly cash dividends on its common stock; or (z) any change by the Company in accounting principles, practices or methods, except as required by GAAP. Since the Audit Date, except as provided for in this Agreement, there has not been any increase in the salary, wage, bonus, grants, awards, benefits or other compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or key employees or any amendment of any of its Compensation and Benefit Plans other than increases or amendments in the ordinary and usual course of its business (which may include ordinary periodic performance reviews and related compensation and benefit increases and the provision of new individual compensation and benefits for promoted or newly hired officers and employees on terms consistent with past practice) and no additional contributions have been made to the Company Benefits Protection Trust and no actions have been taken to provide for any such contributions. From the Audit Date through the date of this

          Agreement, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such business.

               (ii) Since the Audit Date, there has not been (w) any change in the financial condition, liabilities and assets (taken together) or business of Parent and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent; (x) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent; (y) any declaration, setting aside or payment of any dividend or other distribution in respect of Parent's capital stock, except publicly announced regular quarterly cash dividends on its common stock and except as permitted by Section 6.1(b); or (z) any change by Parent in accounting principles, practices or methods, except as required by GAAP. From the Audit Date through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to the ordinary and usual course of such businesses.

          (g) Litigation and Liabilities. Except as to matters involving Taxes, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of its executive officers, threatened against it or any of its Subsidiaries or (ii) obligations or liabilities of it and its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances, in either such case, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it and not reasonably likely to prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

     The term "executive officers" means, with respect to the Company and its Subsidiaries, William Joyce, Joseph Soviero, John K. Wulff, Malcolm Kessinger and Bruce Fitzgerald, and with respect to Parent and its Subsidiaries, William
S. Stavropoulous, J. Pedro Reinhard and John G. Scriven.

     (h) Employee Benefits.

               (i) None of the Company nor any ERISA Affiliate maintains, is a party to, participates in or has any liability or contingent liability with respect to any employee benefit plan (within the meaning of Section 3(3) of the Employee

          Retirement Income Security Act of 1974, as amended ("ERISA"), or any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, consulting, termination, severance, compensation, medical, health or fringe benefit plan, or other plan, program, agreement, policy or arrangement for any agents, consultants, employees, directors, former employees or former directors of the Company and or any ERISA Affiliate which does not constitute an employee benefit plan (which employee benefit plans and other plans, programs, agreements policies and arrangements are collectively referred to as the "Compensation and Benefit Plans"). A true and correct copy of each Compensation and Benefit Plan and, to the extent applicable, copies of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to any Compensation and Benefit Plans and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been made available by the Company to Parent prior to the date of this Agreement. In the case of any Compensation and Benefit Plan which is not in written form, the Company has supplied to Parent an accurate description of such Compensation and Benefit Plan as in effect on the date of this Agreement. For purposes of this Agreement, the term "ERISA Affiliate" means any corporation or trade or business which, together with the Company, is a member of a controlled group of Persons or a group of trades or businesses under common control with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

               (ii) All Compensation and Benefit Plans are in substantial compliance with all requirements of applicable Law, including the Code and ERISA and no event has occurred which will or could cause any such Compensation and Benefit Plan to fail to substantially comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance. There have been no acts or omissions by the Company or any ERISA Affiliate which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or ERISA Affiliate may be liable and which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Each of the Compensation and Benefit Plans that is an "employee pension benefit plan" within the meaning of
          Section 3(2) of ERISA, other than a multiemployer plan (as defined in Section 3(37) of ERISA (each a "Pension Plan"), and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") which covers all changes in Law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired and none of the Company nor any of its ERISA Affiliates is aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the actual knowledge of the Company's executive officers, threatened material litigation relating to its Compensation and Benefit Plans. Neither the Company nor any of the ERISA Affiliates has engaged in a transaction with respect to any of the Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date of this Agreement, would subject it or any of the ERISA Affiliates to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

               (iii) As of the date of this Agreement, no liability under Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by the Company or any ERISA Affiliate with respect to any Compensation and Benefit Plan. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plans within the 12-month period ending on the date of this Agreement or will be required to be filed in connection with the transactions contemplated by this Agreement.

               (iv) All contributions required to be made under the terms of any of the Compensation and Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in its Reports prior to the date of this Agreement. None of the Pension Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has provided, or is required to provide, security to any Pension Plans pursuant to Section 401(a)(29) of the Code or to the PBGC pursuant to Title IV or ERISA.

               (v) Under each of the Pension Plans as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

               (vi) None of the Company nor any ERISA Affiliate have any obligations for post-termination health and life benefits under any of the

          Compensation and Benefit Plans, except as set forth in its Reports filed prior to the date of this Agreement or as required by applicable Law.

               (vii) The consummation of the Merger (or its approval by shareholders of the Company) and the other transactions contemplated by this Agreement or the Stock Option Agreement will not (x) entitle any employees or directors of the Company or any employees of any of the Company's ERISA Affiliates to severance pay, directly or indirectly, upon termination of employment or otherwise, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

               (viii) None of the Compensation and Benefit Plans is a multiemployer plan and none of the Company or any of the ERISA Affiliates have contributed or been obligated to contribute to a multiemployer plan at any time since January 1, 1993.

          (i) Compliance with Laws. The businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity (collectively, "Laws"), and to the actual knowledge of the executive officers no Significant Investor is in violation of any Law, except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it and not reasonably likely to prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. No investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it and not reasonably likely to prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. To the actual knowledge of its executive officers, no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it and not reasonably likely to prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Each of it and its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it and not reasonably likely to prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

          (j) Takeover Statutes; Charter and Bylaw Provisions. The Board of Directors of the Company has taken all appropriate and necessary actions such that the transactions contemplated under this Agreement and the Stock Option Agreement can be consummated and neither Parent or Merger Sub, as "interested shareholders" (as defined in Section 912 of the NYBCL), will be prohibited at any time from entering into one or more "business combinations" (within the meaning of Section 912 of the NYBCL) with the Company, without any need to satisfy the conditions set forth in Section 912(c)(3) of the NYBCL, as a result of the execution and delivery of this Agreement and the Stock Option Agreement, or as a result of the consummation of the transactions contemplated by this Agreement or the Stock Option Agreement. Except for the applicable provisions of the NYBCL, no other "fair price," "moratorium," "control share acquisition" or other similar state law anti-takeover statute or regulation (each a "Takeover Statute") as in effect on the date of this Agreement is applicable to the Company, the Company Shares, the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement. No anti-takeover provision contained in the Company's certificate of incorporation or its bylaws (collectively, "Charter and Bylaw Provisions") is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.

          (k) Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company: (i) each of the Company and its Subsidiaries has complied with all applicable Environmental Laws; (ii) neither the Company nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law or is involved in any litigation related to any Environmental Laws; (iii) neither the Company nor any of its Subsidiaries is subject to any Orders, decrees, injunctions or other arrangements with any Governmental Entity relating to the remediation of Hazardous Substances or compliance with Environmental Laws; (iv) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of the Company's properties pursuant to any Environmental Law; and (v) the executive officers of the Company have no actual knowledge of any breach of any Environmental Law by any Significant Investee. This Section 5.1(k) constitutes the sole representation and warranty of the Company with respect to any Environmental Law or relating to Hazardous Substances notwithstanding any other representation of this
     Article V.

     The term "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or (i) any injury or threat of injury to persons or property or
(ii) notifications to government agencies or the public in connection with any Hazardous Substance.

     The term "Hazardous Substance" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls or radioactive materials.

          (l) Accounting and Tax Matters. Neither it nor any of its Subsidiaries or Pooling Affiliates has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" in accordance with APB No. 16 or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of
     Section 368(a) of the Code. It and its Subsidiaries have provided to its independent auditors all information requested by such auditors to assess whether the Merger can be properly accounted for as a "pooling of interests" in accordance with APB No. 16, and have fully cooperated with such auditors with respect to all reasonable requests made in connection with such assessment.

          (m) Taxes. It and its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them at or before the Effective Time and all such filed Tax Returns are complete and accurate in all material respects. It and each of its Subsidiaries as of the Effective Time (x) will have paid all Taxes that they are required to pay prior to the Effective Time, and (y) will have withheld all federal, state and local income taxes, FICA, FUTA and other Taxes, including, without limitation, similar foreign Taxes, required to be withheld from amounts owing to any employee, creditor or other Person, except for such amounts that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. There are not, to the actual knowledge of its executive officers, any unresolved questions, claims or outstanding proposed or assessed deficiencies concerning its or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on it. Neither it nor any of its

     Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in Reports, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it. No payments to be made to any of the officers and employees of it or its Subsidiaries will as a result of consummation of the Merger be subject to the deduction limitations under Section 280G of the Code.

     The term "Tax" (including, with correlative meaning, the terms "Taxes," and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions. The term "Tax Return" includes all federal, state, local and foreign returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          (n) Labor Matters. Neither the Company nor any of its Subsidiaries is the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel the Company to bargain with any labor union or labor organization nor is there pending or, to the actual knowledge of the Company's executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

          (o) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement except that
     (i) the Company has employed Credit Suisse First Boston Corporation as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date of this Agreement, and (ii) Parent has employed Goldman, Sachs & Co. and Morgan Stanley Dean Witter & Co. as its financial advisors.

          (p) Rights Agreement. The Company has adopted an amendment to the Rights Agreement with the effect that neither Parent nor Merger Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) and the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and that the Rights (as defined in the Rights Agreement) will not separate from the Company Shares, as a result of entering into this Agreement or the Stock Option Agreement or consummating the

     Merger and/or the other transactions contemplated by this Agreement and the Stock Option Agreement.

          (q) Intellectual Property Rights. The Company and its Subsidiaries own or have the right to use all intellectual property material to the conduct of their respective businesses (such intellectual property and such rights are collectively referred to as the "Company IP Rights") except for any such failures to own or have the right to use that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. Except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, neither the manufacture, marketing, license, export, sale or promoted use of any product by the Company or its Subsidiaries nor the current use by it or its Subsidiaries or licensees of the Company or its Subsidiaries of any Company IP Rights (A) violates any license or agreement between the Company or any of its Subsidiaries and any Person or (B) infringes any patents or other intellectual property rights of any other Person; and there is no pending or, to the actual knowledge of the Company's executive officers, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Rights, or asserting that any Company IP Rights or the proposed use, sale, export, license or disposition of Company IP Rights, or the manufacture, use or sale of any products made using any Company IP Rights, conflicts or will conflict with the contractual or intellectual property rights of any other Person, other than any that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on it.

          (r) Year 2000 Compliance. It has instituted processes and controls to attain Year 2000 Compliance, and the foreseeable expenses or other liabilities associated with the process of securing full Year 2000 Compliance would not be reasonably likely to have a Material Adverse Effect on it. "Year 2000 Compliance" means, except for any noncompliance that, individually or in the aggregate would not be reasonably likely to cause a Material Adverse Effect on it, that such hardware or software used by it or any of its Subsidiaries including, but not limited to, microcode, firmware, system and application programs, files, databases, computer services, and microcontrollers, including those embedded in computer and non-computer equipment (the "Computer Systems") will not fail (because of a date change event resulting from a transition to the year 2000) to:

               (i) process date data consistently from, before and after January 1, 2000;

               (ii) maintain functionality with respect to the introduction processing or output of records containing dates falling on or after January 1, 2000; and

               (iii) be interoperable with other Year 2000 Compliant software or hardware which may deliver records to, receive records from or interact with such Computer Systems in the course of conducting its business of, including processing data, manufacturing process control systems and manufacturing its products.

                                   ARTICLE VI

                                    Covenants

     6.1. Interim Operations.

     (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, or except as otherwise expressly contemplated by this Agreement, the Stock Option Agreement, disclosed in the Company Disclosure Letter or required by applicable Law):

          (i) The business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, licensors and licensees, employees and business associates;

          (ii) It shall not: (A) amend its certificate of incorporation or bylaws; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends not in excess of $.225 per Company Share; or (D) repurchase, redeem or otherwise acquire, except in connection with commitments under or the express terms of the Company Stock Plans as in effect on the date of this Agreement but subject to the Company's obligations under subparagraph (iii) below, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (iii) Neither it nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment in accordance with the requirements of APB No. 16 or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties in this Agreement to become untrue in any material respect;

          (iv) Neither it nor any of its ERISA Affiliates shall: (A) make any contribution to the Company Benefits Protection Trust (the "Rabbi Trust") in excess of $5,000,000; (B) accelerate, amend or change the period of exerciseability of or terminate, establish, adopt, enter into, increase, make any new grants or awards of stock-based compensation or other benefits under any Compensation and Benefit Plans; (C) amend or otherwise modify or increase the benefits under any Compensation and Benefit Plans; or (D) increase the salary, wage, bonus or other cash compensation of any directors, officers or key employees, in the case of (B), (C) and (D), except for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date of this Agreement and in the case of (D) except in the ordinary course of business and consistent with past practice and neither it nor any of its ERISA Affiliates shall take any actions that would or could have the effect of any of the foregoing; provided, however, that after the date of this Agreement and prior to the Effective Time, the Company may (I) establish a transition retention program which provides non-equity based retention incentives (not to exceed a maximum value of $20,000,000 in the aggregate), the criteria for which, including the criteria for the timing of payments thereunder, are reviewed in advance by Parent; (II) make new grants or awards of stock-based compensation to the extent permitted under Section 6.1(a)(vii); (III) take actions to appoint the Administrative Committee under the Rabbi Trust and to establish reasonable compensation for members of the Administrative Committee who are not employees of the Company or its affiliates for services rendered as members of the Administrative Committee; and (IV) in the event that the Effective Time has not occurred prior to the next regularly scheduled meeting of the Company's shareholders and provided that the amendment would not prevent the Merger from qualifying for pooling-of-interest accounting treatment in accordance with APB No. 16, to seek approval from the Company's shareholders of an amendment to the 1997 Company Long-Term Incentive Plan to provide for the issuance of additional shares of Company Common Stock for grants and awards in the ordinary course of business and consistent with past practice as described in Section 6.1(a)(vii);

          (v) Neither it nor any of its Subsidiaries shall incur, repay or retire prior to maturity or refinance prior to maturity any indebtedness for borrowed money or guarantee any such indebtedness or issue, sell, repurchase or redeem prior to maturity any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, in all such cases in excess of, in the aggregate, $500,000,000;

          (vi) Neither it nor any of its Subsidiaries shall make any capital expenditures in an aggregate amount in excess of the aggregate amount reflected in the Company's capital expenditure budget for the applicable fiscal year;

          (vii) Neither it nor any of its Subsidiaries shall issue, deliver, sell, pledge or encumber shares of any class of its capital stock or any securities convertible or exchangeable into, any rights, warrants or options to acquire, or any bonds, debentures, notes or other debt obligations having the right to vote or convertible into or exercisable for any such shares, provided, however, that the Company may award equity-based compensation under the Company Stock Plans provided such awards are made in the ordinary course of business and are consistent (including the value of such awards, determined on an individual basis) with past practices;

          (viii) Neither it nor any of its Subsidiaries shall consummate, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation, joint venture or business combination (other than the Merger), or any purchase, sale, lease, license or other acquisition or disposition of any business or of a material amount of assets or securities except (in the case of assets) for transactions entered into in the ordinary and usual course of its business;

          (ix) It shall not make any material change in its accounting policies or procedures, other than any such change that is required by GAAP;

          (x) It shall not release, assign, settle or compromise any material claims or litigation or make any material tax election or settle or compromise any material federal, state, local or foreign tax liability; and

          (xi) Neither it nor any of its Subsidiaries shall authorize or enter into any agreement to do any of the foregoing.

     (b) Parent covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, or except as otherwise expressly contemplated by this Agreement, disclosed in the Parent Disclosure Letter or required by applicable Law):

          (i) It shall not: (A) reclassify its outstanding shares of capital stock; or (B) declare, set aside or pay any dividend payable in cash, stock (other than Parent Common Stock) or property in respect of any capital stock, except (x) for regular quarterly cash dividends not in excess of $.87 per share of Parent Common Stock, or (y) for a dividend that would be received by the holders of the Company Common Stock on an equivalent basis per share of Parent Common Stock after the Effective Time;

          (ii) Neither it nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying for "pooling-of-interest" accounting treatment in accordance with the requirements of APB No. 16 or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties in this Agreement to become untrue in any material respect;

          (iii) It shall not make acquisitions of businesses or enter into any joint ventures, except for acquisitions of businesses or joint ventures engaged in businesses of the type listed in Section 6.1(b)(iii) of the Parent Disclosure Letter. If Parent seeks the consent of the Company to make other acquisitions of businesses or enter into other joint ventures, the decision whether to grant such consent shall be made solely by the Company's Chief Executive Officer, who shall treat any information provided to him in connection with the request confidentially and shall not share such information, or the fact of the request, with any other Person; provided, however, that the Company's Chief Executive Officer may share such information, and disclose the fact of the request, with such of the Company's outside legal advisors as are reasonably necessary to enable the Chief Executive Officer to make an informed decision with respect to the requested consent.

          (iv) Neither it nor any of its Subsidiaries shall authorize or enter into any agreement to do any of the foregoing.

     (c) Parent and the Company agree that any written approval obtained under this Section 6.1 must be signed by the Chief Executive Officer or Chief Financial Officer if signing for Parent and by the Chief Executive Officer if signing for the Company.

     6.2. Acquisition Proposals.

     (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (the Company, its Subsidiaries and their officers, directors, employees, agents and representatives being the "Company Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of it or any of its Subsidiaries, taken as a whole, having an aggregate value equal to 20% or more of its market capitalization, or any purchase or sale of, or tender or exchange offer for, 20% or more of its or any of its Subsidiaries' equity securities (any such proposal or offer being referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause the Company Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to or in contemplation of an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) engaging in any discussions or negotiations with or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (C) recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of the Company if and only to the extent that, with respect to the actions referred to in clauses (B) or (C),
(i) the Board of Directors of the Company concludes in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement, (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary for the Board of Directors to comply with its fiduciary duties to the Company's shareholders under applicable Law and (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of the Company shall receive from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement; provided, that such confidentiality agreement shall contain terms that allow the Company to comply with its obligations under this Section 6.2.

     (b) The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform each Company Representative of the obligations undertaken in Section 6.2(a). The Company agrees that it will notify Parent promptly (in any event, within 24 hours) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any Company Representative indicating, in connection with such notice, the name of such Person making such inquiry, proposal, offer or request and the substance of any such inquiries, proposals or offers. The Company thereafter shall keep Parent informed, on a reasonably current basis, of the status and terms of any such inquiries, proposals or offers and the status of any such inquiries, proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

     6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the

Merger (including the joint proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the meeting of shareholders of the Company to be held in connection with the Merger, in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates (as defined in SEC Rule 12b-2), officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the S-4 Registration Statement or the Prospectus/Proxy Statement, so that any of such documents would not include any misstatement of a material fact or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties to this Agreement and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

     6.4. Shareholders Meeting. The Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Company Shares (the "Shareholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the adoption of this Agreement and Merger. The Company's Board of Directors shall (i) recommend that the shareholders of the Company adopt this Agreement and thereby approve the transactions contemplated by this Agreement and (ii) take all lawful action (including the solicitation of proxies) to solicit such adoption; provided, however, that the Company's Board of Directors may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Company's Board of Directors determines in good faith, after consultation with outside legal counsel, that such withdrawal, modification or change of its recommendation is necessary to comply with its fiduciary duties to the Company's shareholders under applicable Law.

     6.5. Filings; Other Actions; Notification.

     (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the shareholders of the Company. Parent shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

     (b) The Company and Parent each shall use its respective reasonable best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

     (c) The Company and Parent shall cooperate with each other and, subject to Sections 6.5(d) and (e), use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (and, with respect to the satisfaction of the condition set forth in Section 7.1(f), and, except as set forth in the proviso to this sentence, Competition Law matters, their respective best efforts) (i) to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including (A) obtaining opinions of their respective accountants and attorneys referred to in
Section 6.16 and Article VII of this Agreement, and, in the case of Parent, causing the issuance of that number of shares of Parent Common Stock currently held as treasury stock as shall be necessary to satisfy the condition set forth in Section 7.1(f), (B) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents, (C) engaging in active negotiations with the relevant Governmental Entities with respect to Competition Law matters and, subject to the limits set forth in the proviso to this sentence, resolving the concerns, if any, of those Governmental Entities and (D) promptly instituting proceedings (including, if necessary, court actions) necessary to obtain the approvals required to consummate the Merger or the other transactions contemplated by this Agreement and the Stock Option Agreement or defending or otherwise opposing all court actions and other proceedings instituted by a Governmental Entity or other Person under the Competition Laws or otherwise for purposes of delaying, restraining, enjoining or otherwise preventing the consummation of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and to take all steps necessary to vacate, modify or suspend any Order so as to permit consummation of the Merger and the transactions contemplated by this Agreement or the Stock Option Agreement on a schedule as close as possible to that contemplated by this Agreement and the Stock Option Agreement and (ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Person and/or any Governmental Entity in order to satisfy the conditions in Article VII and to consummate the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement; provided, however, that, notwithstanding anything to the contrary in this Agreement, neither Parent nor any of its Subsidiaries shall be required to agree (with respect to (x) Parent or its Subsidiaries or (y) the Company or its

Subsidiaries) to any divestitures, licenses, hold separate arrangements or similar matters in order to obtain approval of the transactions contemplated by this Agreement and the Stock Option Agreement under applicable Competition Laws if such divestitures, licenses, arrangements or matters would reasonably be expected to have a material adverse effect on the financial condition, assets and liabilities (taken together) or business of Parent and its Subsidiaries and the Company and its Subsidiaries on a combined basis. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. The Company shall have the right to have its representatives present during any meetings or substantive telephone discussions with representatives of Governmental Entities with respect to Competition Law matters; provided, however, that Parent's representatives shall control all discussions, and the Company's representatives shall not initiate discussions, with representatives of Governmental Entities with respect to Competition Law matters and will, if contacted by a Governmental Entity, delegate control to Parent. Without limiting the generality of the preceding sentence, Parent shall keep the Company informed, on a reasonably current basis, of the status of discussions and communications between Parent's representatives and any Governmental Entity with respect to Competition Law matters. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (d) The Company shall not, without Parent's prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters (or allow its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters), and the Company shall commit to, and shall use best efforts to effect (and shall cause its Subsidiaries to commit to and use efforts to effect), any such divestitures, licenses, hold separate arrangements or matters as Parent shall request in order to obtain approval of the transactions contemplated by this Agreement and the Stock Option Agreement under applicable Competition Laws.

     (e) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.5 or any other part of this Agreement shall require Parent to refrain from entering into any agreement with respect to, or issuing Parent Common Stock or other consideration in connection with, a business acquisition or joint venture permitted under Section 6.1(b)(iii) (a "Subsequent Transaction"), and such actions by Parent shall not cause a breach of this Agreement. In the event of a Subsequent Transaction, Parent shall agree to any divestitures, licenses, hold separate arrangements or similar matters necessary in order to lawfully consummate the transactions contemplated by this Agreement under applicable Competition Laws that would not otherwise have been required in order to obtain such approval but for the Subsequent Transaction.

     (f) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

     (g) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement and the Stock Option Agreement, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. Each of the Company and Parent shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any conditions to the other party's obligations to effect the Merger set forth in Article VII.

     6.6. Access; Consultation.

     (a) Upon reasonable notice, and except as may be prohibited by applicable Law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford Parent's and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by Parent or any of its Subsidiaries) or the Company Representatives, as the case may be, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub under this Agreement, and provided, further, that the foregoing shall not require the Company or Parent to permit the other party to conduct any environmental testing or sampling or to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would be in violation of applicable Law or result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to such executive officers of the Company or Parent, as the case may be, as shall be designated from time to time by the Company or Parent as the case may be.

     (b) Subject to applicable Laws relating to the exchange of information, from the date of this Agreement to the Effective Time, Parent and the Company agree to consult with each other on a regular basis on a schedule to be agreed with regard to their respective operations.

     6.7. Affiliates. Each of the Company and Parent shall deliver to the other a letter identifying all Persons whom such party believes to be, at the date of the Shareholders Meeting, affiliates of such party for purposes of applicable interpretations regarding use of the pooling-of-interests accounting method ("Pooling Affiliates") and, in the case of the Company, affiliates of the Company for purposes of Rule 145 under the Securities Act ("Rule 145 Affiliates"). Each of the Company and Parent shall use all reasonable efforts to cause each Person who is identified as a Pooling Affiliate or Rule 145 Affiliate in the letter referred to above to deliver to Parent on or prior to the date of the Shareholders Meeting a written agreement, in the form attached as Exhibit A, in the case of a Pooling Affiliate or Rule 145 Affiliate of the Company (the "Company Affiliate's Letter"), and Exhibit B, in the case of a Pooling Affiliate of Parent (the "Parent Affiliate's Letter"). Prior to the Effective Time, each of the Company and Parent shall use all reasonable efforts to cause each additional Person who is identified as a Pooling Affiliate or Rule 145 Affiliate after the date of the Shareholders Meeting to execute the applicable written agreement as set forth in this Section 6.7, as soon as practicable after such Person is identified; provided, however, that no such Person shall be required to execute such letter as an affiliate of a party if such Person is identified by the other Party and the other Party receives, on or before the date of the Shareholders Meeting, an opinion of counsel, reasonably acceptable to Parent, to the effect that such Person is not an affiliate.

     6.8. Stock Exchange Listing and De-listing. To the extent they are not already listed, Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange ("NYSE") and on all other stock exchanges on which shares of Parent Common Stock are then listed, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its reasonable best efforts to cause the Company Shares to be de-listed from the NYSE, the Chicago and the Pacific stock exchanges and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     6.9. Publicity. The initial press release with respect to the Merger shall be a joint press release. Thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

     6.10. Benefits.

     (a) Stock Options.

          (i) At the Effective Time, each outstanding option to purchase Company Shares (a "Company Option") under the Company Stock Plans, whether vested or unvested, shall be converted to an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the Company Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing.

          (ii) As promptly as practicable after the Effective Time, the Company shall deliver to the participants in the Company Stock Plans appropriate notices setting forth such participants' rights pursuant to the Substitute Options.

     (b) Share Units. At or prior to the Effective Time, the Company shall make all necessary arrangements to cause any Company Share units under the Company's Compensation and Benefit Plans to be converted into share units with respect to Parent Common Stock by multiplying the Company Shares subject to such Company Share units by the Exchange Ratio.

     (c) Restricted Stock. At the Effective Time, each Company Share which is subject to restrictions or forfeiture risks (a "Restricted Share") under the Company Stock Plans shall be converted to the same number of shares of Parent Common Stock as the holder of such Restricted Share would have been entitled to receive pursuant to the Merger had the Restricted Share not been subject to restrictions or forfeiture risks immediately prior to the Effective Time (rounded to the nearest whole cent), which shares of Parent Common Stock shall be subject to the restrictions and forfeiture risks as set forth in the 1997 Long Term Incentive Plan ("Substitute Restricted Shares").

     (d) Conversion and Registration. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Stock Plans to permit the conversion of the unexercised Company Options into Substitute Options, the conversion of Restricted Shares into Substitute Restricted Shares and the conversion of Company Share units to share units with respect to Parent Common Stock pursuant to this Section and, as soon as practicable after the Effective Time, Parent shall use its reasonable best efforts to register under the Securities Act on Form S-8 or other appropriate form (and use its best efforts to maintain the effectiveness thereof) shares of Parent Common Stock issuable pursuant to all Substitute Options, Substitute Restricted Shares and share units with respect to Parent Common Stock and shares of Parent Common Stock under the SIP and the ESOP.

     (e) Phantom Stock Awards. After the Effective Time, the Company shall make all necessary arrangements to cause any phantom equity awards (such as phantom stock options or phantom stock units) under the Company's Compensation and Benefits Plans to be converted into phantom equity awards with respect to Parent Common Stock by applying the same general principles described in Sections 6.10(a), (b) and (c) above, as applicable.

     (f) For a period of at least two years following the Effective Time, to the extent permitted by applicable Law, Parent shall, and shall cause the Surviving Corporation to, provide employees of the Surviving Corporation with wages, salaries and employee benefits (including benefits under the Company ESOP and the Retirement Program Plan for the Employees of Union Carbide Corporation and its Participating Subsidiary Companies) which, in the aggregate, are not materially less favorable to those applicable to employees of the Company immediately prior to the Effective Time; provided, however, that Parent may make modifications to equity-based (or phantom equity-based) compensation arrangements to reflect the transactions contemplated by this Agreement. Notwithstanding anything in the preceding sentence to the contrary, for the period beginning on the Effective Time and ending two years following the Effective Time, to the extent permitted by applicable Law, Parent shall, or shall cause the Company to, make available to individuals who were Company Employees eligible to participate in the Company ESOP as of the Effective Time, a defined contribution plan (as defined in section 3(34) of ERISA), which is intended to be qualified under section 401(a) of the Code, which provides eligibility conditions not materially less favorable than those of the Company ESOP and which provides for employer matching contributions equal to at least 5.625% of eligible compensation deferred by participants pursuant to the terms of the plan. If within two years after the Effective Time a new defined benefit plan is implemented in place of the Retirement Program Plan or if the benefits under the Retirement Program Plan are reduced (the "Change Date") then for all participants in the Retirement Program Plan as of the Change Date, the benefits thereunder shall be grandfathered for a period of two years following the Effective Time.

     (g) Prior to the Effective Time, the Company shall take all actions necessary to amend the Rabbi Trust to eliminate any requirements to make contributions thereto at or after the Effective Time.

     (h) At the Effective Time, the Company, subject to the approval of the Chairman, President and Chief Executive Officer of the Company, after consultation with the President and Chief Executive Officer of Parent, may take such actions as it deems appropriate with respect to awards under the 1997 Company EPS Incentive Plan (the "EPS Plan"), provided, however, that in no event shall the aggregate payments made and benefits provided under the EPS Plan exceed $25,000,000.

     (i) At any time after the Effective Time that an individual who is an employee of the Company as of the Effective Time (each a "Company Employee") becomes an employee of Parent or otherwise becomes entitled to participate in any employee benefit plans, programs, policies and arrangements of Parent (each a "Parent Plan"), such Company Employee shall be given credit for his service under such Parent Plan for his service recognized by the Company for similar purposes; provided, however, that the foregoing provisions of this Section 6.10(i) shall not require any Company Employee to be given credit under the Parent Plans for his service prior to the Effective Time (i) to the extent that such service credit would result in the duplication of benefits, or (ii) to the extent that such service would not be recognized for similarly situated employees of Parent.

     6.11. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and parent shall reimburse the Surviving Corporation for such charges and expenses. The expenses incurred in connection with the filing fee for the S-4 Registration Statement, printing and mailing the Prospectus/Proxy Statement, the S-4 Registration Statement and the filing fees under the HSR Act and any other Competition Law filings shall be paid by the Parent. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except as set forth in the two preceding sentences.

     6.12. Indemnification; Directors' and Officers' Insurance.

     (a) For six years from and after the Effective Time, Parent will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company (solely when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under New York law and its certificate of incorporation or bylaws in effect on the date of this Agreement to indemnify such Person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 6.12 shall promptly notify the Surviving Corporation, upon learning of any such claim, action, suit, proceeding or investigation, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction (unless there is such a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent.

         (c) The Surviving Corporation shall maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, if the existing D&O Insurance expires, is terminated or canceled, or if the annual premium therefor is increased to an amount in excess of 175% of the last annual premium paid prior to the date of this Agreement (the "Current Premium"), in each case during such six year period, the Surviving Corporation will use its best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 175% of the Current Premium. The provisions of this Section 6.12(c) shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Closing, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement and for a premium not in excess of the aggregate of the premiums set forth in the preceding sentence. If such prepaid policies have been obtained by the Company prior to the Closing, Parent shall and shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the Company's obligations thereunder.

     (d) Parent shall cause the Surviving Corporation to perform its obligations under this Section 6.12 and shall, in addition, guarantee, as co-obligor with the Surviving Corporation, the performance of such obligations by the Surviving Corporation subject to the limits imposed on the Surviving Corporation under the NYBCL.

     (e) If the Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section.

     (f) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     (g) The provisions of this Section shall be in addition to and shall not be deemed to abrogate, terminate, amend, modify, limit or otherwise affect any existing agreements regarding indemnification between the Company and any Indemnified Party.

     6.13. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. The Company's Board of Directors shall take all actions, including the adoption of any resolutions, as may be necessary or reasonably requested by Parent to assure that any Charter and Bylaw Provisions are, and at the Effective Time will be, inapplicable to the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement.

     6.14. Dividends. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Company Shares so that holders of Company Shares do not receive dividends on both Company Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Company Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

     6.15. Confidentiality. The Company and Parent each acknowledges and confirms that it has entered into a Confidentiality Agreement, dated October 19, 1998, as amended on July 28, 1999 (the "Confidentiality Agreement"), and that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms; provided, however, that paragraph 10 of the Confidentiality Agreement shall not prevent the consummation of the transactions contemplated in this Agreement and the Stock Option Agreement.

     6.16. Tax-Free Reorganization. Parent, Merger Sub, and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization with the meaning of

Section 368(a) of the Code, and the Company shall use its reasonable best efforts to obtain an opinion of its counsel as contemplated by Section 7.3(c).

                                   ARTICLE VII

                                   Conditions

     7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver, if applicable, at or prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been duly adopted by holders of Company Shares constituting the Company Requisite Vote;

          (b) Intentionally Omitted.

          (c) HSR and Competition Laws. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any consents to the transactions contemplated under this Agreement required under the European Community Merger Control Regulation or other applicable Competition Laws shall have been obtained;

          (d) Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (an "Order"), no Governmental Entity shall have instituted any proceeding and no senior official of any Governmental Entity in the United States shall then be threatening to institute any proceeding seeking any such Order;

          (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC; and

          (f) Pooling. The following has occurred: (i) Parent shall have received a letter from its independent public accounting firm to the effect that no conditions exist that could preclude accounting for the Merger "as a pooling-of-interests", (ii) the Company shall have received a letter from its independent public accounting firm to the effect that such accounting firm knows of no reason why the Merger should not receive pooling-of-interests accounting treatment, and (iii) Parent and the Company shall each be reasonably satisfied that the Merger will qualify for pooling-of-interests accounting treatment.

     7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct in all material respects, in the case of each of (i) and (ii) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect; and

          (c) Required Consents. The Company shall have obtained each of the Company Required Consents.

     7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct in all material respects, in the case of each of (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

          (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect; and

          (c) Tax Opinion. The Company shall have received the opinion of Sullivan & Cromwell, counsel to the Company, dated the Closing Date, the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, such counsel may rely upon reasonable representations and certificates of Parent, Merger Sub and the Company and certain stockholders or shareholders of Parent, Merger Sub and the Company; and Parent, Merger Sub and the Company will make, and each of them agrees to use its reasonable best efforts to cause such of its respective stockholders or shareholders to make, such representations and deliver such certificates.

          (d) Parent shall have obtained each of the Parent Required Consents.

                                  ARTICLE VIII

                                   Termination

     8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and Parent, through action of their respective Boards of Directors.

     8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) whether or not the approval by the shareholders of the Company referred to in
Section 7.1(a) shall have occurred, the Merger shall not have been consummated within 240 days from the date of this Agreement (the "Termination Date"); provided, however, that either Parent or the Company shall have the option, in its sole discretion, to extend the Termination Date for an additional period of time not to exceed 125 days if the sole reason that the Merger has not been consummated within 240 days from the date of this Agreement is that either (A) the condition set forth in Section 7.1(c) has not been satisfied due to the failure to obtain the necessary consents and approvals under applicable Competition Laws and Parent or the Company are still attempting to obtain such necessary consents and approvals under applicable Competition Laws or are contesting the refusal of the relevant Governmental Entities to give such consents or approvals in court or through other applicable proceedings or (B) the condition set forth in Section 7.1(d) has not been satisfied; (ii) the Shareholders Meeting shall have been held and completed and the adoption of this Agreement by the Company's shareholders required by Section 7.1(a) shall not have occurred; or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption or approval by the shareholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

     8.3. Termination by the Company.

     (a) This Agreement may be terminated and the Merger may be abandoned by the Company at any time prior to the Effective Time, whether before or after the approval by the shareholders of the Company referred to in Section 7.1(a), if the Board of Directors of the Company has provided written notice to Parent that the Company intends to enter into a binding written agreement for a Superior Proposal; provided, however, that: (i) the Company shall have complied with
Section 6.2 in all material respects; (ii) the Board of Directors of the Company shall have reasonably concluded in good faith, prior to giving effect to all concessions which may be offered to the Company by Parent pursuant to clause
(iv) below, on the basis of the advice of its financial advisors and outside counsel, that such proposal is a Superior Proposal; (iii) the Company shall have
(A) notified Parent in writing of its receipt of such Superior Proposal, (B) further notified Parent in such writing that the Company intends to enter into a binding agreement for such Superior Proposal subject to clause (iv) below and
(C) attached the most current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal) to such notice; and (iv) Parent does not make, within five business days after receipt of the Company's written notice pursuant to clause (iii) above, an offer that the Board of Directors of the Company shall have reasonably concluded in good faith on the basis of the advice of its financial advisors and outside counsel is at least as favorable to the shareholders of the Company as the Superior Proposal; provided, further, that it shall be a condition to termination pursuant to this Section 8.3(a) that the Company shall have made the payment of the Termination Fee to Parent required by Section 8.5(b).

     (b) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the shareholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the Company if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (x) would result in a failure of a condition set forth in Section 7.1 or Section 7.3(a) or 7.3(b) or 7.3(c) or 7.3(d) and (y) cannot be or is not cured prior to the Termination Date.

     8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of Parent if:

          (a) the Board of Directors of the Company shall have withdrawn, adversely modified or changed its approval or recommendation of this Agreement, or failed to reconfirm its recommendation of this Agreement to the Company's shareholders within 15 business days after a written request by Parent to do so; or

          (b) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 7.1 or Section 7.2(a), 7.2(b) or 7.2(c) and (ii) cannot be or is not cured prior to the Termination Date.

     8.5. Effect of Termination and Abandonment.

     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability (other than as set forth in Section 8.5(b) or in the proviso at the end of this sentence) on the part of any party to this Agreement or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives; provided, however, no such termination shall relieve any party to this Agreement from any liability for damages or other relief resulting from any breach of this Agreement.

     (b) In the event that (i) an Acquisition Proposal shall have been made to the Company and made known to shareholders of the Company generally or have been made directly to shareholders of the Company generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and such Acquisition Proposal or announced intention shall not have been withdrawn prior to the Shareholders Meeting and thereafter, there is a failure to obtain the Company Requisite Vote at the Shareholders Meeting, and this Agreement is terminated by either Parent or the Company pursuant to
Section 8.2(ii) and within 12 months after such termination the Company shall have entered into an agreement (a "Subsequent Agreement") to consummate a transaction that would constitute an Acquisition Proposal if it were the subject of a proposal or (ii) this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) or (y) by Parent prior to the Shareholders Meeting pursuant to
Section 8.4(a) or at any time pursuant to Section 8.4(b) (solely with respect to a breach of Section 6.2), then the Company shall promptly, but in no event later than two days after the date of such termination (except as otherwise provided in Section 8.3(a)), or, in the case of termination pursuant to Section 8.5(b)(i), two days after a Subsequent Agreement is entered into, pay Parent a fee equal to $300 million (the "Termination Fee"), which amount shall be exclusive of any expenses to be paid pursuant to Section 6.11, payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements,

Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                            Miscellaneous and General

     9.1. Survival. Article II, Article III, Article IV and this Article IX, and the agreements of the Company, Parent and Merger Sub contained in Sections 6.7(b) (Affiliates), 6.10 (Benefits), 6.11 (Expenses) and 6.12 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.11 (Expenses), Section 6.13 (Takeover Statute), Section
6.15 (Confidentiality) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Modification or Amendment. Subject to the provisions of the applicable Law, at any time prior to the Effective Time, the parties to this Agreement may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. Waiver of Conditions.

     (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by an authorized representative of the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. Governing Law and Venue; Waiver of Jury Trial.

     (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof, except that matters relating to the corporate governance of the Company shall be governed by New York law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that a copy of the fax is promptly sent by U.S. mail, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

     If to Parent or Merger Sub

          The Dow Chemical Company
          2030 Dow Center
          Midland, Michigan 48674
          Attention: Chief Executive Officer
          Fax: (517) 638-9397

          and

          The Dow Chemical Company
          2030 Dow Center
          Midland, Michigan 48674
          Attention: General Counsel
          Fax: (517) 638-9397

     with a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, IL 60603
          Attention:  Scott J. Davis
                      Marc F. Sperber
          Fax: (312) 701-7711

     and if to the Company

          Union Carbide Corporation
          39 Old Ridgebury Road
          Danbury, CT 06817
          Attention:  Chief Executive Officer
          Fax: (203) 794-6104

          and

          Union Carbide Corporation
          39 Old Ridgebury Road
          Danbury, CT 06817
          Attention:  General Counsel
          Fax: (203) 794-5865
     with a copy to:

          Sullivan & Cromwell
          125 Broad Street
          New York, NY 10004
          Attention:  Neil T. Anderson
                      Stephen M. Kotran
          Fax: (212) 558-3588

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. Entire Agreement. This Agreement (including any exhibits to this Agreement), the Stock Option Agreement, the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement. EACH PARTY TO THIS AGREEMENT AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     9.8. No Third Party Beneficiaries. Except as provided in Article IV (Effect of the Merger on Capital Stock; Exchange of Certificates) and Section 6.12 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

     9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action, subject to any existing contractual or legal restraints on Parent's ability to unilaterally cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action, subject to any existing contractual or legal restraints on the Company's ability to unilaterally cause such Subsidiary to take such action.

     9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.11. Interpretation. The table of contents and headings and Article, Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate prior to the Effective Time, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other Subsidiary (except with respect to representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement) and all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall also be made with respect to such other subsidiary as of the date of such designation. Any assignment in contravention of the preceding sentence shall be null and void.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                               UNION CARBIDE CORPORATION

                               By:
                                   ---------------------------------------------
                                   Name:  William H. Joyce
                                   Title: Chairman, President and
                                          Chief Executive Officer

                               THE DOW CHEMICAL COMPANY

                               By:
                                   ---------------------------------------------
                                   Name:  J. Pedro Reinhard
                                   Title: Executive Vice President and Chief
                                          Financial Officer

                               TRANSITION SUB INC.

                               By:
                                   ---------------------------------------------
                                   Name:  Brian Taylorson
                                   Title: President

                                    EXHIBIT B


                       FORM OF COMPANY AFFILIATE'S LETTER


     This SHAREHOLDER AGREEMENT, dated as of August , 1999 (this "Agreement") is between The Dow Chemical Company, a Delaware corporation ("Parent"), and the undersigned shareholder ("Shareholder") of Union Carbide Corporation, a New York corporation ("Company"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

                                    RECITALS

     A. Parent and the Company have entered into an Agreement and Plan of Merger, dated as of August 3, 1999 (the "Merger Agreement"), pursuant to which Transition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent;

     B. Pursuant to the Merger Agreement, at the Effective Time, outstanding shares of the Company Common Stock, including any the Company Common Stock owned by Shareholder, will be converted into the right to receive shares of Parent Common Stock;

     C. It is a condition to each party's  obligation  to effect the Merger that
(i) legal counsel to the Company and Parent shall have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Parent, Merger Sub, and the Company each will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (ii) the independent public accounting firms for the Company and Parent shall have delivered their respective opinions to the effect that the Merger will qualify for pooling-of-interests accounting treatment;

     D. The execution and delivery of this Agreement by Shareholder is a material inducement to Parent to enter into the Merger Agreement; and

     E. Shareholder has been advised that Shareholder may be deemed to be an "affiliate" of the Company, as such term is used (i) for purposes of paragraphs
(c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Shareholder that Shareholder is in fact an affiliate of the Company.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. Acknowledgments by Shareholder. Shareholder acknowledges and understands that the representations, warranties and covenants made by Shareholder set forth in this Agreement will be relied upon by Parent, the Company, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Shareholder's representations, warranties or covenants are breached. Shareholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Shareholder has deemed appropriate in connection with the execution of this Agreement.

     2. Compliance with Rule 145 and the Act.

        (a) Shareholder has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement filed by Parent on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) Shareholder may be deemed to be an affiliate of the Company. Shareholder accordingly agrees not to sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to Shareholder in the Merger unless (i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Shareholder delivers to Parent a written opinion of counsel, in form and substance reasonably acceptable to Parent, to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

         (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Shareholder pursuant to the Merger, and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, legends stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A BUSINESS COMBINATION WHICH IS BEING ACCOUNTED FOR AS A POOLING OF
     INTERESTS, IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE TRANSFERRED UNTIL SUCH TIME AS THE DOW CHEMICAL COMPANY SHALL HAVE PUBLISHED FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS WITH THE COMPANY."

     and

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE CONDITIONS SPECIFIED IN THE SHAREHOLDER AGREEMENT DATED AS OF AUGUST __, 1999 BETWEEN THE HOLDER OF THIS CERTIFICATE AND THE DOW CHEMICAL COMPANY, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF THE DOW CHEMICAL COMPANY OR FURNISHED BY THE DOW CHEMICAL COMPANY TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and Parent shall so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if Shareholder delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably acceptable to Parent, to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145.

     3. Covenants Related to Pooling of Interests.

        (a) During the period beginning on the date 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after Parent has published (within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies) financial results covering at least 30 days of combined operations of Parent and the Company (the "Restricted Period"), Shareholder will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, or reducing its risk relative to (i) any shares of the Company Common Stock or Parent Common Stock owned by Shareholder or (ii) any shares of Parent Common Stock received by Shareholder in connection with the Merger.

         (b) Notwithstanding anything to the contrary contained in Section 3(a), Shareholder will be permitted, during the Restricted Period, (ii) to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of the Company Common Stock or Parent Common Stock received by Shareholder in connection with the Merger (a "Transfer") equal to the lesser of (A) 10% of the Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by Shareholder and (B) Shareholder's pro rata portion of 1% of the total number of outstanding shares of the Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by Shareholder and all other "affiliates" of the Company (in each of clause (A) and clause (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions or gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities for the period specified in Section 3(a).

     4. Miscellaneous.

        (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context to permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

        (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof, except that matters relating to the corporate governance of the Company shall be governed by New York law. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

        (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

        (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

        (f) This Agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

        (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

        (h) From and after the Effective Time of the Merger and as long as is necessary in order to permit Shareholder to sell Parent Common Stock held by Shareholder pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise make available adequate public information regarding Parent in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Act.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.


                                        THE DOW CHEMICAL COMPANY,
                                        a Delaware corporation

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        Shareholder

                                        By:
                                           -------------------------------------
                                        Name:
                                        Name of Signatory
                                        (if different from name of Shareholder):


                                        ----------------------------------------

                                        Title of Signatory
                                        (if applicable):
                                                        ------------------------

                                        Number of Shares Owned:
                                                               -----------------

                                        Number of Shares Issuable upon
                                        Exercise of Stock Options:
                                                                  --------------

                                    EXHIBIT C

                        FORM OF PARENT AFFILIATE'S LETTER


         This STOCKHOLDER AGREEMENT, dated as of August __, 1999 (this "Agreement"), is by and between Union Carbide Corporation, a New York corporation (the "Company"), and the undersigned stockholder ("Stockholder") of The Dow Chemical Company, a Delaware corporation ("Parent"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

                                    RECITALS

         A. The Company and Parent have entered into an Agreement and Plan of Merger, dated as of August 3, 1999 (the "Merger Agreement"), pursuant to which Transition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent;

         B. It is a condition to the effectiveness of the Merger that (i) legal counsel to Parent and the Company shall have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and Parent, Merger Sub and the Company each will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (ii) the independent public accounting firms for Parent and the Company shall have delivered their respective opinions to the effect that the Merger will qualify for pooling-of-interests accounting treatment;

         C. The execution and delivery of this Agreement by Stockholder is a material inducement to the Company to enter into the Merger Agreement; and

         D. Stockholder has been advised that Stockholder may be deemed to be an "affiliate" of Parent, as such term is used in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Stockholder that Stockholder is in fact an affiliate of Parent.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. Acknowledgments by Stockholder. Stockholder acknowledges and understands that the representations, warranties and covenants made by
Stockholder set forth in this Agreement will be relied upon by the Company, Parent, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder's representations, warranties or covenants are breached. Stockholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Stockholder has deemed appropriate in connection with the execution of this Agreement.

         2. Covenants Related to Pooling of Interests.

         (a) During the period beginning on the date 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after Parent has published (within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies) financial results covering at least 30 days of combined operations of the Company and Parent (the "Restricted Period"), Stockholder will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Parent Common Stock owned by Stockholder.

         (b) Notwithstanding anything to the contrary contained in Section 2(a), Stockholder will be permitted, during the Restricted Period, (i) to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Parent Common Stock owned by Stockholder (a "Transfer") equal to the lesser of (A) 10% of the Parent Common Stock owned by Stockholder and (B) Stockholder's pro rata portion of 1% of the total number of outstanding shares of Parent Common Stock owned by Stockholder and all other "affiliates" of Parent (in each of clause (A) and clause (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions or gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities for the period specified in Section 2(a).

         3. Miscellaneous.

         (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof, except that matters relating to the corporate governance of the

Company shall be governed by New York law. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

         (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

         (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

         (f) This Agreement shall not be modified or amended, or any right waived or any obligation excused, except by a written agreement signed by both parties.

         (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.


                                        UNION CARBIDE CORPORATION,
                                        a New York corporation

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        Stockholder

                                        By:
                                           -------------------------------------
                                        Name:
                                        Name of Signatory
                                        (if different from name of Stockholder):


                                        ----------------------------------------

                                        Title of Signatory
                                        (if applicable):
                                                        ------------------------

                                        Number of Shares Owned:
                                                               -----------------

                                        Number of Shares Issuable upon
                                        Exercise of Stock Options:
                                                                  --------------